Exhibit 32.1

Certification of Principal Executive and Financial Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Polar Petroleum Corp., a Nevada corporation (the “Company”) on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel Walker, Principal Executive Officer and Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Daniel Walker
Daniel Walker
President (Principal Executive, Financial and Accounting Officer)

Date: November 12, 2013

A signed original of this written statement required by Section 906 has been provided to Polar Petroleum Corp., and will be retained by Polar Petroleum Corp., and furnished to the Securities and Exchange Commission or its staff upon request.